As filed with the Securities and Exchange Commission on June 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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JONES APPAREL GROUP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	06-0935166 (I.R.S. Employer Identification No.)

250 Rittenhouse Circle
Bristol, Pennsylvania 19007
(215) 785-4000
(Address of Principal Executive Offices)

_______________________________________________________

1999 STOCK INCENTIVE PLAN
(Full title of the plan)

IRA M. DANSKY, ESQ.
Executive Vice President, Secretary and General Counsel
Jones Apparel Group, Inc.
1411 Broadway
New York, New York 10018
(Name and address of agent for service)

_____________________

(212) 536-9526
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)

Common Stock, $.01 par value	2,000,000	$37.47	$74,940,000	$9,494.90

(1)	An indeterminate additional number of shares of Common Stock are registered hereunder, which may be issued as a result of stock splits, stock dividends or similar transactions pursuant to the operation of the "Adjustments Upon Changes in Capitalization" provisions of the 1999 Stock Incentive Plan. No additional registration fee is included for these shares.

(2)	The registration fee is based upon the average of the high and low sales prices for the Common Stock of $37.47 on May 25, 2004 as prescribed by Rule 457(c).

Page 1 of 20 Pages
Exhibit Index appears on Page 5

EXPLANATORY NOTE

    The registrant previously registered an aggregate of 16,500,000 shares of Common Stock, $.01 par value (the "Common Stock") of Jones Apparel Group, Inc. ("Jones" or the "Company") to be issued under the Jones Apparel Group, Inc. 1999 Stock Incentive Plan (the "Plan"). The purpose of this Registration Statement on Form S-8 is to register an additional 2,000,000 shares of Common Stock of Jones to be issued under the Plan. The contents of the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on August 23, 1999 (File No. 333-85795), which became effective on such date, relating to the registration of shares of Common Stock authorized for issuance under the Plan, are incorporated by reference herein in accordance with General Instruction E to Form S-8.

Item 8. Exhibits.

    See Exhibit Index.

[Signature Page follows]

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, Commonwealth of Pennsylvania, on June 2, 2004.

JONES APPAREL GROUP, INC. By: /s/ Wesley R. Card Name: Wesley R. Card Title: Chief Operating and Financial Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira M. Dansky, Wesley R. Card and Patrick M. Farrell, and each of them, his true and lawful attorneys-in-fact and agent with full power of substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Peter Boneparth Peter Boneparth	President, Chief Executive Officer and Director	June 2, 2004
/s/ Sidney Kimmel Sidney Kimmel	Chairman and Director	June 2, 2004
/s/ Wesley R. Card Wesley R. Card	Chief Operating and Financial Officer (Principal Financial Officer)	June 2, 2004

/s/ Patrick M. Farrell Patrick M. Farrell	Senior Vice President and Corporate Controller (Principal Accounting Officer)	June 2, 2004
/s/ Geraldine Stutz Geraldine Stutz	Director	June 2, 2004
/s/ Howard Gittis Howard Gittis	Director	June 2, 2004
/s/ Anthony F. Scarpa Anthony F. Scarpa	Director	June 2, 2004
/s/ Matthew H. Kamens Matthew H. Kamens	Director	June 2, 2004
/s/ Michael L. Tarnopol Michael L. Tarnopol	Director	June 2, 2004
/s/ J. Robert Kerrey J. Robert Kerrey	Director	June 2, 2004
/s/ Ann N. Reese Ann N. Reese	Director	June 2, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Provisions of the Amended and Restated Articles of Incorporation that define the rights of security holders of Jones Apparel Group, Inc. (incorporated by reference to Jones Apparel Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998).

4.2	Provisions of the Amended and Restated By-laws of Jones Apparel Group, Inc. that define the rights of security holders of Jones Apparel Group, Inc. (incorporated by reference to Jones Apparel Group, Inc.'s Quarterly Report on Form 10-Q for the six months ended July 6, 2002).

4.3*	Jones Apparel Group, Inc. 1999 Stock Incentive Plan, as amended.
5.1*	Opinion of Ira M. Dansky, General Counsel of Jones Apparel Group, Inc., regarding the legality of the securities being registered.
23.1	Consent of Ira M. Dansky, Esq. (included as part of Exhibit 5.1 to this Registration Statement).
23.2*	Consent of BDO Seidman, LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).

________________

*Filed herewith.

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